UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, upon recommendation of the Governance Committee of the Board of Directors (the “Board”) of CenterPoint Energy, Inc. (the “Company), the Board of the Company increased the size of the Board from nine to ten directors and appointed Mr. John W. Somerhalder II to fill the newly created directorship, effective immediately. Mr. Somerhalder will serve as a director of the Company until the expiration of his term on the date of the Company’s annual meeting of shareholders in 2017 and until his successor is elected and qualified. Mr. Somerhalder is expected to stand for election as director at the annual meeting of shareholders in 2017. At this time, Mr. Somerhalder has not been appointed to serve on any committee of the Board.

Mr. Somerhalder, 60, prior to his retirement, served as President, Chief Executive Officer and a director of AGL Resources Inc., a former publicly traded energy services holding company, which was acquired by Southern Company, whose principal business is the distribution of natural gas, from March 2006 through December 2015 and as Chairman of the Board of AGL Resources Inc. from November 2007 through December 2015. Prior to joining AGL Resources Inc., he served in a number of roles with El Paso Corporation, a publicly traded natural gas and related energy products provider, and its subsidiaries since 1977, including as Executive Vice President. Mr. Somerhalder currently serves as a director of Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP.

There are no arrangements or understandings between Mr. Somerhalder and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Somerhalder has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Somerhalder will be compensated for his service on the Board under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2016 annual meeting of shareholders.

A copy of the press release containing the announcement of Mr. Somerhalder’s appointment is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release dated October 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: October 26, 2016	By:	/s/ Dana C. O’Brien
Dana C. O’Brien
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release dated October 26, 2016